Exhibit 99.1

Chimerix to Present at JMP Securities Healthcare Conference

DURHAM, NC, July 2, 2013 – Chimerix, Inc. (NASDAQ: CMRX), a biopharmaceutical company developing novel, oral antivirals in areas of high unmet medical need, announced today that M. Michelle Berrey, MD, MPH, Chimerix’s Chief Medical Officer, will provide an update on the progress of Chimerix’s CMX001 development program at the 8th Annual JMP Securities Healthcare Conference. Dr. Berrey is scheduled to present at 11:30 am ET on Wednesday, July 10, 2013, in New York City.

A live audio webcast of the presentation will be available at http://wsw.com/webcast/jmp21/CMRX or on the Investor Relations section of Chimerix’s website at http://ir.chimerix.com/events.cfm, where it will be archived for 90 days.

About Chimerix

Chimerix, a biopharmaceutical company based in Durham, NC, is committed to the discovery, development and commercialization of novel, oral antiviral therapeutics designed to transform patient care in areas of high unmet medical need. Chimerix's proprietary lipid technology has given rise to two clinical-stage nucleotide analog lipid-conjugates, CMX001 and CMX157, which have demonstrated the potential for enhanced activity and safety in convenient, orally administered dosing regimens. CMX001 has shown broad-spectrum activity against double-stranded DNA viruses, including herpesviruses, adenoviruses and polyomaviruses. Chimerix anticipates beginning the Phase 3 SUPPRESS trial in the third quarter of 2013 for the prevention of cytomegalovirus infection in hematopoietic stem cell transplant recipients. Chimerix's second product candidate, CMX157, an oral nucleotide analog for the treatment of HIV infection, was licensed to Merck in July 2012.

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CHIMERIX CONTACTS:

Rebecca Heath, 919.972.7124

Elizabeth Kelly, 919.972.7109

MEDIA CONTACT:

Tony Plohoros

908.940.0135

tplohoros@6degreespr.com

INVESTOR CONTACT:

Lilian Stern
212.362.1200

lilian@sternir.com